                           ARENA PHARMACEUTICALS, INC.

                                  COMMON STOCK







                             UNDERWRITING AGREEMENT



                               DATED JUNE 21, 2001

                                TABLE OF CONTENTS

                                                                            Page

1.    Representations and Warranties of the Company...........................2

      1.1. Effective Registration Statement...................................2
      1.2. Contents of Registration Statement.................................2
      1.3. Due Incorporation..................................................2
      1.4. Subsidiaries.......................................................2
      1.5. Independent Public Accountants.....................................3
      1.6. Capitalization of the Company......................................3
      1.7. Validly Issued Shares..............................................3
      1.8. Legal Proceedings..................................................3
      1.9. Financial Statements...............................................4
      1.10.No Material Adverse Effect.........................................4
      1.11.Marketable Title...................................................4
      1.12.Required Licenses and Permits......................................4
      1.13.No Conflict........................................................5
      1.14.Intellectual Property, General.....................................5
      1.15.Intellectual Property; Patents.....................................6
      1.16.Intellectual Property; Trademarks..................................6
      1.17.Software Licenses..................................................6
      1.18.Taxes..............................................................6
      1.19.Insurance..........................................................7
      1.20.Labor Disputes.....................................................7
      1.21.Environmental Compliance...........................................7
      1.22.Political Contributions............................................7
      1.23.ERISA Liabilities..................................................7
      1.24.No Advances........................................................8
      1.25.Securities Laws Compliance.........................................8
      1.26.Corporate Authorization and Authority..............................8
      1.27.Not an Investment Company..........................................8
      1.28.No Price Stabilization or Manipulation.............................8
      1.29.Website............................................................9
      1.30.No Registration Rights.............................................9
      1.31.Listing of Common Stock............................................9
      1.32.No Sales...........................................................9
      1.33.Forward-Looking Statements.........................................9
      1.34.Lock-Up Agreements.................................................9
      1.35.Accounting Controls................................................9

2.    Representations and Warranties of the Selling Stockholders.............10

      2.1. Due Authorization.................................................10
      2.2. Selling Stockholder Documents.....................................10
      2.3. No Conflict.......................................................10
      2.4. Good Title to Shares..............................................10
      2.5. Delivery of Common Shares.........................................10
      2.6. No Registration Rights............................................10
      2.7. No Price Stabilization or Manipulation............................11
      2.8. Disclosure in the Registration Statement..........................11

3.    Purchase and Sale Agreements...........................................11

                                      -i-



      3.1. Firm Shares.......................................................11
      3.2. Additional Shares.................................................11
      3.3. Market Standoff Provision.........................................11
      3.4. Terms of Public Offering..........................................12

4.    Payment and Delivery...................................................12

      4.1. Firm Shares.......................................................12
      4.2. Additional Shares.................................................12
      4.3. Delivery of Certificates..........................................12

5.    Covenants of the Company...............................................12

      5.1. Furnish Copies of Registration Statement and Prospectus...........12
      5.2. Notification of Amendments or Supplements.........................12
      5.3. Filings of Amendments or Supplements..............................12
      5.4. Blue Sky Laws.....................................................13
      5.5. Earnings Statement................................................13
      5.6. Use of Proceeds...................................................13
      5.7. Transfer Agent....................................................13
      5.8. Periodic Reporting Obligations....................................13
      5.9. Exchange Act Compliance...........................................13

6.    Conditions to the Underwriters' Obligations............................13

      6.1. Effective Registration Statement..................................13
      6.2. Rule 462 Registration Statement...................................13
      6.3. Prospectus Filed with Commission..................................13
      6.4. No Stop Order.....................................................14
      6.5. No NASD Objection.................................................14
      6.6. No Material Adverse Change........................................14
      6.7. Officer's Certificate.............................................14
      6.8. Opinion of Company Counsel........................................14
      6.9. Opinion of Selling Stockholder Counsel............................14
      6.10.Opinion of Patent Counsel to the Company..........................14
      6.11.Opinion of General Counsel........................................14
      6.12.Opinion of Underwriters Counsel...................................14
      6.13.Accountants' Comfort Letter.......................................14
      6.14.Lock-Up Agreements................................................15
      6.15.Selling Stockholders' Certificate.................................15
      6.16.Selling Stockholder Documents.....................................15
      6.17.Additional Documents..............................................15

7.    Expenses...............................................................15


8.    Indemnity and Contribution.............................................16

      8.1. Indemnification of the Underwriters...............................16
      8.2. Indemnification of Company by the Selling Stockholders............16
      8.3. Indemnification by the Underwriters...............................16
      8.4. Indemnification Procedures........................................17
      8.5. Limitation of Selling Stockholder Liability.......................18
      8.6. Contribution Agreement............................................18
      8.7. Contribution Amounts..............................................18
      8.8. Survival of Provisions............................................19

9.    Effectiveness..........................................................19

                                      -ii-



10.   Termination............................................................19

11.   Defaulting Underwriters................................................19

12.   Counterparts...........................................................20

13.   Headings; Table of Contents............................................20

14.   Notices................................................................20

15.   Successors.............................................................21

16.   Partial Unenforceability...............................................21

17.   Governing Law..........................................................21

18.   Consent to Jurisdiction................................................21

19.   Waiver of Immunity.....................................................21

20.   Failure of the Selling Stockholders to Sell and Deliver Shares.........22

21.   Entire Agreement.......................................................22

22.   Amendments.............................................................22

23.   Sophisticated Parties..................................................22



SCHEDULES

A        List of Underwriters
B        List of Selling Stockholders

EXHIBITS

A        Form of Lock-Up Agreement
B        Opinion of Company Counsel
C        Opinion of Selling Stockholder Counsel
D        Opinion of Company Patent Counsel
E        Opinion of Company General Counsel

                                  June 21, 2001




Thomas Weisel Partners LLC
Dain Rauscher Incorporated
ABN AMRO Rothschild LLC
Lazard Freres & Co. LLC
As Representatives of the Several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104

Ladies and Gentlemen:

         INTRODUCTION. Arena Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in SCHEDULE A attached hereto (the "UNDERWRITERS"), and certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in SCHEDULE B attached hereto severally propose to sell to the several Underwriters, an aggregate of 5,000,000 shares of the Common Stock, par value $0.0001 per share, of the Company (the "FIRM SHARES"), of which 4,000,000 shares are to be issued and sold by the Company and 1,000,000 shares are to be sold by the Selling Stockholders, with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name in SCHEDULE B attached hereto.

         The Company also proposes to issue and sell to the several Underwriters not more than an additional 750,000 shares of its Common Stock, par value $0.0001 per share (the "ADDITIONAL SHARES"), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 below. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS." You have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Shares; PROVIDED, HOWEVER, that if the Representatives are the same as the Underwriters, the term "Representatives" or "you" shall mean the "Underwriters."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (file no. 333-62268), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act or filed as part of the Registration Statement at the time of effectiveness (as applicable) is hereinafter referred to as the "PROSPECTUS." If the Company has filed a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462

Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

         1.1. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to the best knowledge of the Company, threatened by the Commission.

         1.2. CONTENTS OF REGISTRATION STATEMENT. (a) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (c) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representation and warranties set forth in this Section 1.2 do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         1.3. DUE INCORPORATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all power and authority necessary to own, lease and operate its properties and engage in the business in which it is engaged as described in the Registration Statement and the Prospectus. The Company is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties or the conduct of its business requires such registration or qualification.

         1.4. SUBSIDIARIES. The Company owns (a) all of the outstanding capital stock of BRL Screening, Inc. ("BRL SCREENING"), (b) approximately 83% of the outstanding capital stock of Aressa Pharmaceuticals, Inc. ("ARESSA" and, together with BRL Screening, the "CONTROLLED SUBSIDIARIES") and (c) approximately 33% of the outstanding capital stock of ChemNavigator.com, Inc. ("CHEMNAVIGATOR" and, together with the Controlled Subsidiaries, the "AFFILIATED COMPANIES"). The Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association, or other entity other than the Affiliated Companies (except that the Company has executed a binding letter of intent to acquire shares of stock of Axiom Biotechnologies, Inc.). All the outstanding shares of capital stock of the Controlled Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and the outstanding shares owned by the Company are free and clear of any security interest, pledge, claim (legal or equitable), lien, charge, equity, mortgage, encumbrance or other restriction (each a "LIEN"), shareholders' agreements, voting trusts or defects of title. Each of the Controlled Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and conduct the business in which it is engaged. Each of the Controlled Subsidiaries is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties or the conduct of its business requires such registration or qualification. Neither of the Controlled Subsidiaries nor, to the knowledge of the Company, ChemNavigator, is currently prohibited by any provision in any contract or other document or instrument, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the

Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company.

         1.5. INDEPENDENT PUBLIC ACCOUNTANTS. Ernst & Young LLP, the accountants who have expressed their opinion with respect to the consolidated financial statements (including the related notes and supporting schedules) of the Company filed with the Commission as a part of the Registration Statement and the Prospectus, are, with respect to the Company, independent public accountants as required by the Securities Act, the Regulations and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         1.6. CAPITALIZATION OF THE COMPANY. As of the date hereof, the Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus and there has been no material change in its capitalization since that date. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The description of the authorized and outstanding capital stock of the Company and of the Shares contained in the Registration Statement and the Prospectus is accurate in all material respects. Except as described in the Registration Statement and the Prospectus, there are no authorized or outstanding rights (including, without limitation, preemptive rights, co-sale rights, resale rights, rights of first refusal or similar rights), warrants or options to acquire, or instruments convertible into or exercisable or exchangeable for, any share of capital stock or other equity interest or ownership interest in the Company or any of the Controlled Subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest or ownership interest in the Company or any of the Controlled Subsidiaries, except for any such rights that have been effectively waived in writing so as not to be exercisable in connection with the registration, offer or sale of the Shares. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         1.7. VALIDLY ISSUED SHARES. The Shares have been duly authorized for issuance and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable, good title to the Shares will be transferred to the Underwriters free and clear of any Liens and the certificates representing the Shares will be in valid and sufficient form. The Shares to be issued pursuant to this Agreement will not be issued in violation of any preemptive right, co-sale right, resale right, right of first refusal or similar right.

         1.8. LEGAL PROCEEDINGS. Except as otherwise described in the Prospectus, there is (a) no action, suit or proceeding or, to the knowledge of the Company, investigation, before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or, to the knowledge of the Company, threatened or contemplated, as to which the Company or any Affiliated Company is (or, to the extent threatened or contemplated, will be) a party or as to which the business, assets or property of the Company or any Affiliated Company is (or, to the extent threatened or contemplated, will be) subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or official, and (c) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which the Company or any Controlled Subsidiary is or will be subject or affecting the business, assets or property of the Company or any Controlled Subsidiary, that could (in the case of clauses (a), (b) and (c)), individually or in the aggregate, whether or not arising from transactions in the ordinary course of business, result in a material adverse effect on or affecting the business, operations, assets, properties, condition (financial or other), stockholders' equity, prospects or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT") or be required to be disclosed in the Registration Statement or the Prospectus. There are no legal or administrative proceedings, statutes, Contracts (as defined below) or documents concerning the Company or any Affiliated Company required to be filed as an exhibit to the Registration Statement or described in the Prospectus that have not been filed or described as required.

         1.9. FINANCIAL STATEMENTS. The consolidated financial statements of the Company, together with the related notes thereto, which are filed as a part of the Registration Statement and the Prospectus, present fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and changes in cash flows of the Company as of the respective dates and for the respective periods specified therein. All of such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements included in Regulation S-X under the Securities Act. The supporting schedules and tables, and the financial data set forth under the headings "Prospectus Summary--Summary Financial Data" and "Selected Financial Data," included in the Registration Statement and the Prospectus, fairly present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and have been presented on a basis consistent with that of the audited financial statements therein. No other financial statements or supporting schedules are required by the Securities Act, the Exchange Act or the Regulations (including Regulation S-X) to be included therein.

         1.10. NO MATERIAL ADVERSE EFFECT. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, except as described in the Registration Statement and the Prospectus (a) any Material Adverse Effect, (b) any transaction entered into by the Company or any Controlled Subsidiary, except transactions in the ordinary course of business, (c) any obligation, direct or contingent, incurred by the Company or any Controlled Subsidiary which is material to the Company and the Controlled Subsidiaries taken as a whole, (d) any change in the capital stock or outstanding indebtedness of the Company or any Controlled Subsidiary, except for shares issued upon exercise of stock options granted under the Company's stock option, stock bonus or other similar plan or arrangement, or (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Controlled Subsidiary.

         1.11. MARKETABLE TITLE. The Company and the Controlled Subsidiaries have good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as being owned by them, free and clear of all Liens except (a) such as are described in the Registration Statement and the Prospectus or (b) such as do not, singly or in the aggregate, materially adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Controlled Subsidiaries. The Company and the Controlled Subsidiaries have valid and enforceable leases for the properties leased by them; the Company and the Controlled Subsidiaries enjoy peaceful and undisturbed possession under all such leases with such exceptions as do not materially interfere with the use thereof made by the Company and the Controlled Subsidiaries; and such leases conform in all material respects to the descriptions thereof, if any, set forth in the Registration Statement and the Prospectus. The Company and the Controlled Subsidiaries own, lease or otherwise have rights to use all properties and assets as are important to their respective operations as now conducted.

         1.12. REQUIRED LICENSES AND PERMITS. The Company and the Controlled Subsidiaries have all licenses, certificates, approvals, consents, concessions, qualifications, orders, registrations, authorizations and permits from all federal, state, foreign and other governmental and regulatory agencies, bodies and authorities ("PERMITS") that are material to the conduct of the business of the Company and the Controlled Subsidiaries as such businesses are currently conducted. All such Permits are valid and in full force and effect and there is no proceeding pending or, to the best knowledge of the Company, threatened, which may cause any such Permit to be withdrawn, canceled, suspended or not renewed. The Company and the Controlled Subsidiaries are not in violation of, or in default under, and have fulfilled and performed all their obligations with respect to, such Permits. No event has occurred which allows or would allow revocation or termination of any such Permit or result in any material impairment of the rights of the holder of any such

Permit. The Contracts to which the Company or any Controlled Subsidiary is a party are valid and binding agreements, enforceable against the Company and such Controlled Subsidiary in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally, and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or default under any of such Contracts.

         1.13. NO CONFLICT. Neither the Company nor any Controlled Subsidiary is
(a) in violation of its' certificate of incorporation, as amended, or bylaws, as amended or (b) in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, franchise, joint venture, deed of trust, bond, note, lease or other agreement or instrument to which the Company or such Controlled Subsidiary is a party or by which the Company or such Controlled Subsidiary may be bound or to which any of the property or assets of the Company or such Controlled Subsidiary is subject (each a "CONTRACT"), or in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency, except in the case of this clause (b) for such breaches, defaults or violations that could not, individually or in the aggregate, have a Material Adverse Effect. Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery and performance by the Company of this Agreement nor the compliance by the Company with all the provisions hereof nor the consummation of the transactions contemplated hereby (i) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach, violation or default), or results in or will result in the imposition of a Lien upon any property or assets of the Company or any Controlled Subsidiary under, any of the terms or provisions of the certificate of incorporation or by-laws of the Company or such Controlled Subsidiary, or
(ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that with notice or the lapse of time or both would constitute a default) or the loss of any material benefit under, or the termination of, or results in or will result in the creation or imposition of any Lien upon any property or assets of the Company or any Controlled Subsidiary pursuant to, any Contract, nor (iii) violates or conflicts with or will violate or conflict with any law, statute, rule or regulation applicable to the Company or any Controlled Subsidiary or any judgment, decree or order applicable to the Company or any Controlled Subsidiary of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or any Controlled Subsidiary or any of their respective properties or assets except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

         1.14. INTELLECTUAL PROPERTY, GENERAL. Each of the Company and the Controlled Subsidiaries own, possess, license or have rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, copyrights, manufacturing processes, formulae, computer software, databases, works of authorship, technology, trade secrets, know-how, and other unpatented and/or unpatentable proprietary or confidential information, collaborative research agreements, systems or procedures and material intangible property and assets (collectively, "INTELLECTUAL PROPERTY") necessary to the conduct of its business as currently conducted. The Company reasonably believes it will be able to own or possess adequate licenses or other rights to use all Intellectual Property necessary to the conduct of its business as described in the Registration Statement and the Prospectus. The descriptions of the Company's and each Controlled Subsidiary's Intellectual Property in the Registration Statement and the Prospectus fairly and accurately describe the Company's and each Controlled Subsidiary's rights with respect to its Intellectual Property. There are no claims, actions, or proceedings pending or, to the Company's best knowledge, threatened, challenging the validity of any of its or any Controlled Subsidiary's claims in any of the Intellectual Property, and the Company is unaware of any fact that the Company believes could form a reasonable basis for any such claim, action or proceeding.

         1.15. INTELLECTUAL PROPERTY; PATENTS. The patents ("PATENTS") and patent applications ("PATENT APPLICATIONS") of the Company and the Controlled Subsidiaries listed on Schedule C attached hereto (collectively, "PATENT RIGHTS") are all of the Patent Rights included in the Intellectual Property. Other than the collaboration agreements set forth on SCHEDULE C attached hereto, there are no outstanding licenses or other agreements that relate to or restrict the Company's or any Controlled Subsidiary's use of the Patent Rights. No Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding in the United States Patent and Trademark Office. To the knowledge of the Company, except as described in the Registration Statement and the Prospectus, there is no patent or patent application of any person that conflicts in any material respect with any Patent or invalidates any claim the Company or any Controlled Subsidiary has in any Patent or Patent Application. With regard to the Patent Rights, except as described in the Registration Statement and the Prospectus, the Company has no knowledge of unpaid maintenance fees, patents that have lapsed, or abandonment of applications, and is not aware of any facts why any Patent Applications should not be allowed. The Company is not aware of any prior art reference that could render any Patent Right invalid or a Patent Application unpatentable.

         1.16. INTELLECTUAL PROPERTY; TRADEMARKS. The Company or the Controlled Subsidiaries are the sole and exclusive owner of all right, title and interest in the registered trademarks and service marks listed on Schedule C attached hereto (collectively, "REGISTERED MARKS"), which are all of the registered trademarks and service marks included in the Intellectual Property. The Company or the Controlled Subsidiaries have applied for the United States trademarks and service marks listed on Schedule C attached hereto (collectively, "APPLIED MARKS"). The Company has not allowed any Applied Marks or Registered Marks to be abandoned, canceled, or to lapse. The Company has no knowledge of the existence of trademarks or service marks, or trademark or service mark applications, owned by third parties that may have, individually or in the aggregate, a Material Adverse Effect. The Company and the Affiliated Companies have registered with Network Solutions, Inc. the Internet domain names arenapharm.com, aressapharm.com, chemnavigator.com, bunsenrush.com and brlscreening.com (collectively, the "DOMAIN NAMES"). The Company has no knowledge of a registered trademark held by a third party that may be used to prevent the Company or an Affiliated Company from using these domain names. The Company or an Affiliated Company has taken all reasonable steps to secure, protect, and maintain the Registered Marks and Applied Marks listed on Schedule C attached hereto and the Domain Names.

         1.17. SOFTWARE LICENSES. The Software owned, licensed or purported to be owned or licensed by the Company or the Affiliated Companies was either (a) developed by employees of the Company or the Affiliated Companies within the scope of their employment; (b) developed by independent contractors who have assigned their rights to the Company or the Affiliated Companies pursuant to written agreements; or (c) otherwise lawfully acquired by the Company or the Affiliated Companies from a third party pursuant to a contract. To the knowledge of the Company, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company except for such materials or development environments obtained by the Company or the Affiliated Companies from other persons who make such materials or development environments generally available on non-discriminatory commercial terms. "SOFTWARE" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

         1.18. TAXES. The Company and the Controlled Subsidiaries have filed on a timely basis with the appropriate taxing authorities (or have received an extension for filing with respect to) all necessary federal, state and foreign income and franchise tax returns, reports and other information required to be filed by them. Each such tax return, report or other information was, when filed, accurate and complete. The Company and the Controlled Subsidiaries have duly paid, or have made adequate charges, accruals and reserves in the financial statements for, all such taxes required to be paid by them and any other assessment, fine or penalty levied against them, for all periods as to which the tax liability of the Company or any Controlled Subsidiary has not been finally determined. No tax deficiency has been or, to the best of the Company's knowledge, might be, asserted or contemplated against the Company or the Controlled Subsidiaries.

         1.19. INSURANCE. Each of the Company and the Controlled Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as are adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses.

         1.20. LABOR DISPUTES. Neither the Company nor BRL Screening is involved in any labor dispute, disturbance, lockout, slowdown or stoppage of employees, and, to the best knowledge of the Company, no such dispute or disturbance is threatened or imminent.

         1.21. ENVIRONMENTAL COMPLIANCE. The Company and the Controlled Subsidiaries (a) are in compliance with all applicable foreign, United States federal, state and local environmental laws, rules, regulations, treaties, statutes and codes relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), except for such noncompliance as could not have a Material Adverse Effect, and (b) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the knowledge of the Company, threatened, relating to the Environmental Laws or to the Company's or any Controlled Subsidiary's activities involving Hazardous Materials. "HAZARDOUS MATERIALS" means any material or substance (i) that is prohibited or regulated by any Environmental Law or (ii) that has been designated or regulated by any governmental body or authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. Neither the Company nor any Controlled Subsidiary has engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's or any Controlled Subsidiary's properties or former properties, except in compliance with all applicable Environmental Laws. No Hazardous Materials have been treated or disposed of on any of the Company's or any Controlled Subsidiary's properties or on properties formerly owned or leased by the Company or any Controlled Subsidiary during the time of such ownership or lease, except in compliance with Environmental Laws.

         1.22. POLITICAL CONTRIBUTIONS. No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any Controlled Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person in connection with any opportunity, Contract, Permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Controlled Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Controlled Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Controlled Subsidiary, (a) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any government official or employee from corporate funds;
(c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Controlled Subsidiary.

         1.23. ERISA LIABILITIES. Neither the Company nor any Controlled Subsidiary has any liability for any prohibited transaction (within the meaning of Section 4975(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (or an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of ERISA), with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any Controlled Subsidiary make or ever have made a contribution and in which any employee of the Company or any Controlled Subsidiary is or has ever been a participant. With respect to such plans, the Company and the Controlled Subsidiaries are in compliance with all applicable provisions of ERISA.

         1.24. NO ADVANCES. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Controlled Subsidiary to or for the benefit of any of the officers or directors or stockholders of the Company or any Controlled Subsidiary or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

         1.25. SECURITIES LAWS COMPLIANCE. No consent, approval, registration, authorization, filing, qualification, Permit or order of or with any court or supervisory, regulatory, administrative or governmental agency, body or authority, arbitrator or others (including security holders) is required in connection with the execution and delivery of this Agreement, the issuance, sale or delivery of the Shares to be issued, sold and delivered by the Company hereunder, or the consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof, except (a) the registration under the Act of the Shares and such consents, approvals, registrations, authorizations, filings, qualifications, Permits or orders, as may be required under the state securities or "blue sky" laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD"), (b) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Shares are offered, or (c) as have been obtained and which are in full force and effect in connection with the offer, purchase and distribution by the Underwriters of the Shares.

         1.26. CORPORATE AUTHORIZATION AND AUTHORITY. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except to the extent that the provisions of Section 8 below may be limited by applicable federal or state securities laws or unenforceable as against public policy.

         1.27. NOT AN INVESTMENT COMPANY. The Company is not now, and as a result of the offer and sale of the Shares in the manner contemplated in this Agreement, the Registration Statement and the Prospectus and the application of the net proceeds of such sale as described in the Registration Statement and the Prospectus, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

         1.28. NO PRICE STABILIZATION OR MANIPULATION. Neither the Company nor any Controlled Subsidiary nor, to the Company's best knowledge, any of its or their officers, directors or affiliates (as defined in Rule 501(b) of Regulation D ("REGULATION D") under the Securities Act) has taken or will take, directly or indirectly, any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         1.29. WEBSITE. The Company has not distributed and will not distribute prior to the later of (a) the Closing Date or the Option Closing Date, if any, and (b) the completion of the distribution of the Shares by the Underwriters and dealers, any offering material (including, without limitation, content on its website, if any, that may be deemed to be offering material) in connection with the offering and sale of the Shares other than the preliminary prospectus and the Prospectus.

         1.30. NO REGISTRATION RIGHTS. There are no holders of securities of the Company which by reason of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, have the right to request or demand that the Company register under the Securities Act any of their securities in connection with the Registration Statement, except for any such rights that have been effectively waived in writing so as to not be exercisable in connection with the registration, offer or sale of the Shares and except for those held by International BM Biomedicine, Inc. Except as disclosed in the Registration Statement, there is no holder of securities of the Company that has the right to request or demand that the Company register under the Securities Act the sale of any of such holder's securities in the Company.

         1.31. LISTING OF COMMON STOCK. The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq National Market, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating such termination of registration or delisting.

         1.32. NO SALES. Except as described in the Registration Statement and the Prospectus, and except in connection with exercises of outstanding options to acquire not more than 750,000 shares of Common Stock, the Company has not sold or issued any shares of capital stock within the six (6) month period preceding the date of the Prospectus, all of which sales and issuances were made in compliance with the Securities Act and the Regulations.

         1.33. FORWARD-LOOKING STATEMENTS. The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

         1.34. LOCK-UP AGREEMENTS. Each of the officers and directors of the Company and the Selling Stockholders has agreed to sign an agreement substantially in the form attached hereto as Exhibit A or such other form as has been approved by Thomas Weisel Partners LLC (the "LOCK-UP AGREEMENTS"). The Company has provided to counsel for the Underwriters a complete and accurate list of all security holders of the Company and the number and type of securities held by each security holder. The Company also has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-Up Agreements presently in effect or effected hereby. The Company has given "no transfer" instructions to its transfer agent and registrar with respect to such securities.

         1.35. ACCOUNTING CONTROLS. The Company and each of the Controlled Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorizations; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

         2.1. DUE AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and public policy considerations and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         2.2. SELLING STOCKHOLDER DOCUMENTS. The Custody Agreement signed by such Selling Stockholder and Computershare Trust Company, Inc. as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms, except as rights to indemnification thereunder may be limited by applicable law and public policy considerations and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         2.3. NO CONFLICT. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any material agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the Securities Act, NASD or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         2.4. GOOD TITLE TO SHARES. Such Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

         2.5. DELIVERY OF COMMON SHARES. Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

         2.6. NO REGISTRATION RIGHTS. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

         2.7. NO PRICE STABILIZATION OR MANIPULATION. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         2.8. DISCLOSURE IN THE REGISTRATION STATEMENT. Such parts of the Registration Statement comprised of the table and the notes thereto under the caption "Principal and Selling Stockholder" in the form supplied to the Selling Stockholder which specifically relate to the Selling Stockholder do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         3. PURCHASE AND SALE AGREEMENTS.

         3.1. FIRM SHARES. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in SCHEDULE A attached hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         3.2. ADDITIONAL SHARES. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 750,000 Additional Shares at the Purchase Price. If Thomas Weisel Partners LLC, on behalf of the Underwriters, elects to exercise such option, Thomas Weisel Partners LLC shall so notify the Company in writing not later than THIRTY
(30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten
(10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 below solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in SCHEDULE A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         3.3. MARKET STANDOFF PROVISION. Except as otherwise agreed to in a Lock-Up, each Seller hereby agrees that, without the prior written consent of Thomas Weisel Partners, it will not, during the period ending 90 days after the date of the Prospectus, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of such Seller's ownership of the Common Stock, whether any such transaction described in clause (a) or
(b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
(i) the Shares to be sold hereunder or (ii) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants outstanding on the date hereof of which the Underwriters have been advised in writing and that are described in the Prospectus or under the Company's 2001 Arena Employee Stock Purchase Plan. In addition, each Selling Stockholder, agrees that, without the prior written consent of Thomas Weisel Partners, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         3.4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

         4. PAYMENT AND DELIVERY.

         4.1. FIRM SHARES. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in immediately available funds (i.e., wire transfer) against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June __, 2001, or at such other time on the same or such other date, not later than _____ __, 2001, as shall be designated in writing by Thomas Weisel Partners LLC. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         4.2. ADDITIONAL SHARES. Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3.2 above or at such other time on the same or on such other date, in any event not later than _______, 2001, as shall be designated in writing by Thomas Weisel Partners LLC. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         4.3. DELIVERY OF CERTIFICATES. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         5.1. FURNISH COPIES OF REGISTRATION STATEMENT AND PROSPECTUS. To furnish to you, without charge, three (3) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5.3 below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         5.2. NOTIFICATION OF AMENDMENTS OR SUPPLEMENTS. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

         5.3. FILINGS OF AMENDMENTS OR SUPPLEMENTS. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         5.4. BLUE SKY LAWS. To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         5.5. EARNINGS STATEMENT. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen
(18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

         5.6. USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         5.7. TRANSFER AGENT. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

         5.8. PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

         5.9. EXCHANGE ACT COMPLIANCE. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Age in the manner and within the time periods required by the Exchange Act.

         6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

         6.1. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than ____ p.m., New York City time, on the date hereof.

         6.2. RULE 462 REGISTRATION STATEMENT. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

         6.3. PROSPECTUS FILED WITH COMMISSION. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

         6.4. NO STOP ORDER. No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

         6.5. NO NASD OBJECTION. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         6.6. NO MATERIAL ADVERSE CHANGE. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         6.7. OFFICER'S CERTIFICATE. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or President of the Company, to the effect set forth in Sections 6.4 and 6.6 above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         6.8. OPINION OF COMPANY COUNSEL. The Underwriters shall have received on the Closing Date an opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, dated the Closing Date, the form of which is attached hereto as EXHIBIT
B. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         6.9. OPINION OF SELLING STOCKHOLDER COUNSEL. The Underwriters shall have received on the Closing Date opinions of counsel for the Selling Stockholders, dated the Closing Date, in substantially the form attached hereto as EXHIBIT C. The opinion shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

         6.10. OPINION OF PATENT COUNSEL TO THE COMPANY. The Underwriters shall have received on the Closing Date an opinion of Woodcock Washburn Kurtz Maciewicz & Norris LLP, patent counsel for the Company, dated the Closing Date, the form of which is attached hereto as EXHIBIT D. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         6.11. OPINION OF GENERAL COUNSEL. The Underwriters shall have received on the Closing Date an opinion of Richard J. Burgoon, Jr., Senior Vice President, Operations and General Counsel for the Company, dated the Closing Date, the form of which is attached hereto as EXHIBIT E. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         6.12. OPINION OF UNDERWRITERS COUNSEL. The Underwriters shall have received on the Closing Date an opinion of Pillsbury Winthrop LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters, as the Underwriters reasonably require.

         6.13. INDEPENDENT AUDITORS' COMFORT LETTER. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent auditors, containing statements and information of the type ordinarily included in an independent auditors' "comfort letters" to underwriters with respect to the consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED; HOWEVER, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than two (2) days prior to the date hereof.

         6.14. LOCK-UP AGREEMENTS. The Lock-Up Agreements shall be in full force and effect on the Closing Date.

         6.15. SELLING STOCKHOLDERS' CERTIFICATE. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Attorney-in-Fact of each Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholders have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

         6.16. SELLING STOCKHOLDER DOCUMENTS. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

         6.17. ADDITIONAL DOCUMENTS. On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         7. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified; (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (c) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 5.4 above, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (not to exceed $5,000) in connection with such qualification and in connection with the Blue Sky or legal investment memorandum; (d) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD; (e) all fees and expenses incident to listing the Shares on the Nasdaq National Market; (f) the cost of printing certificates representing the Shares; (g) the costs and charges of any transfer agent, registrar or depositary; (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (i) all expenses in connection with any offer and sale of the Shares outside of the United

States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (j) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7. It is understood, however, that except as provided in this Section 7, Section 8 below and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

     The provisions of this Section 7 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         8. INDEMNITY AND CONTRIBUTION.

         8.1. INDEMNIFICATION OF THE UNDERWRITERS. Each of the Selling Stockholders and the Company, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (a) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (b) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5.1 above and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

         8.2. INDEMNIFICATION OF COMPANY BY THE SELLING STOCKHOLDERS. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         8.3. INDEMNIFICATION BY THE UNDERWRITERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the

Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         8.4. INDEMNIFICATION PROCEDURES. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         8.5. LIMITATION OF SELLING STOCKHOLDER LIABILITY. The liability of each Selling Stockholder under the indemnity and contribution provisions of this
Section 8 or under any other cause of action under this Agreement and that certain Power of Attorney executed by such Selling Stockholder in connection with the offering of the Shares hereunder, shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         8.6. CONTRIBUTION AGREEMENT. To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (b) if the allocation provided by Section 8.6(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8.6(a) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         8.7. CONTRIBUTION AMOUNTS. The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         8.8. SURVIVAL OF PROVISIONS. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement; (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (c) acceptance of and payment for any of the Shares.

         9. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         10. TERMINATION. This Agreement shall be subject to termination by notice given by Thomas Weisel Partners LLC to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole; and (b) in the case of any of the events specified in Sections 10(a)(i) through 10(a)(v) above, such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         11. DEFAULTING UNDERWRITERS. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (1/10) of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in SCHEDULE A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth (1/10) of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within thirty-six
(36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth (1/10) of the aggregate number of Additional Shares to be purchased, the non-defaulting

Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         If this Agreement shall be terminated by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any expense of the Underwriters, but will be obligated to pay its own expenses pursuant to Section 7 above.

         12. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. HEADINGS; TABLE OF CONTENTS. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         14. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Representatives:

               Thomas Weisel Partners LLC
               390 Park Avenue, 15th Floor
               New York, NY  20022
               Facsimile:  (212) 271-3748
               Attention:  H. Gill Sawhney

         with a copy to:

               Thomas Weisel Partners LLC
               One Montgomery Street, Suite 3700
               San Francisco, California  94104
               Facsimile:  (415) 364-2694
               Attention:  David A. Baylor, Esq.

         If to the Company:

               Arena Pharmaceuticals, Inc.
               6166 Nancy Ridge Drive
               San Diego, California  92121
               Facsimile:  (858) 453-7210
               Attention:  Jack Lief, President and CEO

         If to the Selling Stockholders:

               Computershare Trust Company, Inc.
               12039 W Alameda Parkway, Suite Z-2
               Lakewood, Colorado 80228
               Telephone:  303-984-4103
               Facsimile Fax:  214 343 4008
               Attention: Jo Peterson

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         15. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 above, and to the benefit of the officers and directors and controlling persons referred to in Section 8 above, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "SUCCESSORS" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         16. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         18. CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

         19. WAIVER OF IMMUNITY. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgement, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

         20. FAILURE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER SHARES. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 above, the Company or the Selling Stockholders; or (b) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         22. AMENDMENTS. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

         23. SOPHISTICATED PARTIES. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8 above, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 above fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.



                  [Remainder of page intentionally left blank]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       Very truly yours,

                                       ARENA PHARMACEUTICALS, INC.



                                       By:
                                           --------------------------------
                                           Name:
                                           Title:


                                       The Selling Stockholders
                                       named in SCHEDULE B attached hereto,
                                       acting severally



                                       By:
                                           --------------------------------
                                           Attorney-in-Fact


Accepted as of the date hereof

Thomas Weisel Partners LLC
Dain Rauscher Incorporated
ABN AMRO Rothschild LLC
Lazard Freres & Co. LLC



Acting severally on behalf of themselves and the several Underwriters named in SCHEDULE A attached hereto.

By:      Thomas Weisel Partners LLC



By:
    -------------------------------------
    Name:
    Title:


                   [Signature Page to Underwriting Agreement]

                                   SCHEDULE A

                                                          NUMBER OF FIRM
                                                              SHARES
                UNDERWRITER                               TO BE PURCHASED
                -----------                               ---------------
Thomas Weisel Partners LLC
Dain Rauscher Incorporated
ABN AMRO Rothschild LLC
Lazard Freres & Co. LLC



                                             Total:           4,000,000
                                                              =========

                                   SCHEDULE B


                                                                  NUMBER OF FIRM
                                                                      SHARES
             SELLING STOCKHOLDER                                     TO BE SOLD
BB BioVentures L.P.                                                   779,084
MPM BioVentures Parallel Fund, L.P.                                   111,556
MPM Asset Management Investors 1999 LLC                                 9,360
                                                                     --------
Tripos, Inc.                                                          100,000


                                                             Total: 1,000,000
                                                                    =========

                                   SCHEDULE C

                              INTELLECTUAL PROPERTY



PATENTS AND PATENT APPLICATIONS








REGISTERED MARKS AND APPLIED MARKS

CART
Arena
Aressa
ChemNavigator
BRL Screening








COLLABORATION AGREEMENTS

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT




                                                              ____________, 2001


Thomas Weisel Partners LLC
[Other Representatives]
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104

         RE:      LOCK-UP AGREEMENT (THE "AGREEMENT")

Ladies and Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of Common Stock, par value $0.0001 per share (the "COMMON STOCK"), of Arena Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), or securities convertible into or exchangeable or exercisable for Common Stock. The undersigned understands that you, as representatives (the "REPRESENTATIVES"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in SCHEDULE A to such agreement (collectively, the "UNDERWRITERS"), with the Company providing for a public offering of the Common Stock of the Company pursuant to a Registration Statement on form S-1 to be filed with the Securities and Exchange Commission (the "PUBLIC OFFERING"). The undersigned recognizes that the Public Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Public Offering and in entering into underwriting arrangements with the Company with respect to the Public Offering.

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Public Offering, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Public Offering.

         The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

         Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) to the Underwriters pursuant to the Underwriting Agreement. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

         The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

         The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                       Very truly yours,


                                       -------------------------------------
                                       (Name)


                                       -------------------------------------
                                       (Address)

                                    EXHIBIT B

                           OPINION OF COMPANY COUNSEL

                                    EXHIBIT C

                     OPINION OF SELLING STOCKHOLDER COUNSEL

                                    EXHIBIT D

                        OPINION OF COMPANY PATENT COUNSEL

                                    EXHIBIT E

                       OPINION OF COMPANY GENERAL COUNSEL




                                      E-1